SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made and entered into on April 28, 2011, by and between Calpian, Inc., a Texas corporation (the “Debtor”), and HD Special- Situations II, LP and its permitted endorsees, transferees and assigns (collectively, the “Secured Party”).

A. Concurrently herewith, Debtor and the Secured Party have entered into a Note Purchase Agreement (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, Debtor will issue to the Secured Party one or more 16% Senior Secured Term Notes in the aggregate principal amount of up to $8,000,000 (collectively, the “Notes”).

B. Debtor now enters into this Agreement with the Secured Party as security for Debtor’s Obligations (as defined below).

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Terms used but not otherwise defined in this Agreement that are defined in Division 9 of the Uniform Commercial Code (“UCC”) of the State of Texas (such as “account,” “chattel paper,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “proceeds,” and “supporting obligations”) shall have the respective meanings given such terms in Division 9 of the UCC. Capitalized terms used in this Agreement and not defined elsewhere herein or in the Note Purchase Agreement shall have the meanings set forth below:

“Collateral” means all of Debtor’s tangible and intangible assets, including, but not limited to, all of the following: (i) all accounts (which includes, but is not limited to, the Residuals), cash and currency, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, intellectual property, inventory, investment property, Negotiable Collateral, vehicles, goods, supporting obligations and such other assets of Debtor as may hereafter arise or Debtor may hereafter acquire or as to which the Secured Party may from time-to-time be granted a security interest, and (ii) the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the foregoing or any portion thereof; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Collateral does not include any “hazardous waste” as that term is defined under 42 U.S.C. Section 6903(5), as such section may be from time-to-time amended, or under any regulations thereunder.

“Debtor’s Books” means and includes all of Debtor’s books and records, including, but not limited to, all records, ledgers and computer programs, disk or tape files, printouts and other computer-prepared information indicating, summarizing or evidencing the Collateral.

“Event of Default” has the meaning specified in Section 7 of this Agreement.

“Negotiable Collateral” means and includes all of Debtor’s presently existing and hereafter acquired or arising letters of credit, advices of credit, promissory notes, drafts, instruments, documents, leases of personal property and chattel paper, as well as Debtor’s Books relating to any of the foregoing

“Obligations” means and includes any and all present or future indebtedness and/or obligations of Debtor owing to the Secured Party under the Notes and the other Transaction Documents, including, without limitation, all interest and other payments required thereunder that are not paid when due, and all of the Secured Party Expenses which Debtor is required to pay or reimburse by this Agreement, by law, or otherwise.

“Permitted Liens” means (i) liens on specific assets existing on the date hereof and set forth on the attached Exhibit 1, (ii) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by Debtor in accordance with GAAP, (iii) deposits made (and the liens thereon) in the ordinary course of business of Debtor (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (iv) liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves are being maintained by Debtor in accordance with GAAP, (v) liens in favor of the Secured Party under the Transaction Documents, (vi) zoning ordinances, easements, covenants and other customary restrictions on the use of real property and other title exceptions that do not interfere in any material respect with the ordinary course of business and (vii) liens securing subordinated debt incurred in accordance with the terms and conditions of the Note Purchase Agreement.

“Secured Party Expenses” means and includes (i) all costs or expenses required to be paid by Debtor under this Agreement that are instead paid or advanced by the Secured Party, including without limitation, all taxes, liens, securities interests, encumbrances or other claims at any time levied or placed on the Collateral, (ii) all reasonable costs and expenses incurred to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell all or any part of the Collateral, irrespective of whether a sale is consummated, and (iii) all reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Secured Party in enforcing or defending this Agreement, irrespective of whether suit is brought.

2. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and vice versa, to the part include the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement, unless otherwise specified.

3. Creation of Security Interest.

3.1 Grant of Security Interest. In order to secure Debtor’s timely payment of the Obligations and timely performance of each and all of its covenants and obligations under this Agreement and any other document, instrument or agreement executed by Debtor and/or delivered by Debtor to the Secured Party in connection with the Obligations, Debtor hereby unconditionally and irrevocably grants, pledges and hypothecates to the Secured Party a continuing first-priority security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising Collateral. Upon filing of a financing statement naming Debtor as “debtor” and the Secured Party as “secured party” in the filing office of the Secretary of State of the State of Texas, the security interests in the Collateral (other than money, registered copyrights, deposit accounts or letter-of-credit rights) shall attach thereto without further act on the part of the Secured Party or Debtor.

3.2 Rights as to Inventory. Unless an Event of Default under this Agreement has occurred and is continuing, Debtor may, subject to the provisions hereof and consistent herewith, sell its inventory and enter into licenses with respect to its property, but in each case only in the ordinary course of Debtor’s business. A sale of inventory in Debtor’s ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Debtor, nor does it include an exchange for less than the lower of cost or fair market value. For purposes of this Section, the Residuals shall not be considered “inventory.”

4. Insurance.

4.1 General. Debtor shall, at its expense, keep its business and assets (including the Collateral to the extent appropriate) insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks and in such amounts as are ordinarily insured against by other owners of similar businesses. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement, in a form satisfactory to the Secured Party, showing the Secured Party as an additional insured or beneficiary thereunder (or include a lender loss contract endorsement payable in favor of the Secured Party). Each such insurer shall agree (by endorsement upon the policy or policies of insurance issued by it to Debtor or by independent instruments) that it will give the Secured Party at least ten days written notice before any such policy or policies of insurance will be cancelled, and that no act or default of Debtor, or any other person, shall affect the right of the Secured Party to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto. All insurers and insurance coverage shall be reasonably acceptable to the Secured Party. If Debtor at any time fails to obtain or maintain any insurance as required under this Agreement, the Secured Party may (but shall not be obligated to) obtain such insurance as it deems appropriate, including if it so chooses “single interest insurance,” which will cover the Secured Party’s interest in the Collateral for the benefit of the Secured Party.

4.2 Insurance Reports. Debtor, upon request by the Secured Party, shall furnish to the Secured Party reports on each existing policy of insurance showing such information as the Secured Party may reasonably request, including the following: (i) the name of the insurer, (ii) the risks insured, (iii) the amount of the policy, (iv) the property insured, (v) the then-current value on the basis of which insurance has been obtained and the manner of determining that value and (vi) the expiration date of the policy. In addition, Debtor shall upon request by the Secured Party have an independent appraiser satisfactory to the Secured Party determine, as applicable, the cash value or replacement cost of the Collateral.

5. Filings; Further Assurances.

5.1 General. The Secured Party is authorized to file a UCC-1 Financing Statement with the Secretary of State of the State of Texas evidencing its security interest in the Collateral. Debtor also authorizes the filing by the Secured Party of such other UCC financing statements, continuation financing statements, fixture filings, security agreements, deeds of trust, chattel mortgages, assignments, motor vehicle lien acknowledgments and other documents as the Secured Party may reasonably require in order to perfect, maintain, protect or enforce the Secured Party’s security interests in the Collateral or any portion thereof and in order to fully consummate all of the transactions contemplated under this Agreement. Subject to the foregoing, if so requested by the Secured Party at any time hereafter, Debtor shall promptly execute and deliver to the Secured Party such fixture filings, security agreements, deeds of trust, chattel mortgages, assignments, motor vehicle lien acknowledgments and other documents as the Secured Party may reasonably require from Debtor in order to perfect, maintain, protect or enforce the Secured Party’s rights under this Agreement. Debtor hereby irrevocably makes, constitutes and appoints the Secured Party as Debtor’s true and lawful attorney with power, upon Debtor’s failure or refusal to promptly comply with its obligations in this Section 5.1, to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded and/or filed in order to perfect, maintain, protect or enforce the Secured Party’s security interests in the Collateral.

5.2 Additional Matters. Without limiting the generality of Section 5.1, Debtor will (i) at the reasonable request of the Secured Party, appear in and defend any action or proceeding which may affect Debtor’s title to, or the security interests of the Secured Party in, the Collateral and (ii) promptly furnish to the Secured Party, from time-to-time, such reports in connection with the Collateral as are required by the Note Purchase Agreement.

5.3 Accounts and Negotiable Collateral. In the event that any portion of the Collateral, including proceeds, is evidenced by or consists of accounts and/or Negotiable Collateral, at any time after the occurrence and during the continuance of an Event of Default, Debtor shall, to the extent permitted by any document comprising Negotiable Collateral, immediately endorse (where appropriate) any such Negotiable Collateral in blank and assign such accounts over to the Secured Party and deliver actual physical possession of the Negotiable Collateral to the Secured Party in order to perfect fully its security interest therein.

5.4 Documentation for Future Residuals. Until the Notes have been paid in full, each time Debtor or any subsidiary acquires any Future Residuals, Debtor and/or such subsidiary shall deliver to the Secured Party the applicable Future Residuals Security Documents. In each instance, such Future Residuals Security Documents shall be delivered at such time as is agreed upon by Debtor and the Secured Party. In addition, within three business days after the Secured Party so requests as to any Residuals already owned by Debtor, Debtor shall deliver to the Secured Party such additional documentation as may be reasonably requested by the Secured Party in order to perfect, protect and/or enforce the Secured Party’s rights with respect to such Residuals.

6. Representations, Warranties and Agreements. Debtor represents, warrants and agrees as follows:

6.1 No Other Encumbrances. Debtor has good and marketable title to the Collateral, free and clear of any liens, claims, encumbrances and rights of any kind except the Permitted Liens.

6.2 Right to Inspect Collateral. The Secured Party shall have the right, during Debtor’s usual business hours and upon reasonable advance notice, to inspect and examine the Collateral. Debtor agrees that any reasonable out-of-pocket expenses (including expenses for appraisals and/or any other third party reviews) incurred by the Secured Party in connection with this Section 6.2 shall constitute Secured Party Expenses (provided that such expenses shall not exceed $30,000 in the aggregate with respect to inspections conducted while the Company is not in default hereunder; and provided further that so long as the Company is not in default hereunder, such inspections shall be limited to one per 12-month period).

6.3 Title to Vehicles and Equipment. Upon the Secured Party’s request, Debtor shall immediately deliver to the Secured Party any and all evidences of ownership of or title to any vehicles or items of Debtor’s equipment, properly endorsed.

6.4 Maintenance of Vehicles and Equipment. Debtor shall keep and maintain its vehicles and equipment in good operating condition and repair, and shall make all necessary replacements thereto, so that the value and operating efficiency thereof shall at all times be maintained and preserved consistent with reasonable business practices.

6.5 Negative Covenants. Debtor shall not (i) sell, lease or otherwise dispose of, relocate or transfer, any of the Collateral except as provided in Section 3.2 or dispositions of Collateral that is worn out or obsolete, (ii) allow any liens on the Collateral except the Permitted Liens or (iii) change Debtor’s name or add any new fictitious name without providing the Secured Party with 15 days prior written notice, in each case except to the extent permitted pursuant to the terms of the Note Purchase Agreement.

6.6 Relocation of Principal Place of Business. The principal place of business of Debtor, and the addresses at which the Collateral is located, are shown on the attached Exhibit 2. Debtor shall not, without at least 30 days prior written notice to the Secured Party, relocate such principal place of business or the Collateral, with no relocation being permitted outside the United States in any event.

6.7 Further Information and Notices. Debtor shall promptly supply the Secured Party with such information concerning Debtor’s business as the Secured Party may reasonably request from time-to-time hereafter, and shall within three business days of obtaining knowledge thereof, notify the Secured Party of any substantial change in the Collateral or any material adverse change in the Collateral or Debtor’s financial condition or any event which constitutes an Event of Default. Debtor shall notify the Secured Party promptly after becoming aware of the occurrence of any default under the Existing Residual Contracts, the Existing Residuals Security Documents, the Future Residual Contracts, the Future Residuals Security Documents or the ISO Agreements. To the extent that a right to cure any such default shall be available and shall not have expired, the Secured Party shall have the right, but not the obligation, to effect such cure on Debtor’s behalf. All amounts expended by the Secured Party in effecting any such cure shall constitute Secured Party Expenses.

6.8 Solvency. Debtor is now and shall be at all times hereafter able to pay its debts (including trade debts) as they mature.

6.9 Secured Party Expenses. Debtor shall within ten days of written demand from the Secured Party accompanied by adequate documentation of such expenses, reimburse the Secured Party for all sums expended by the Secured Party which constitute Secured Party Expenses and, in the event that Debtor does not pay any Secured Party Expenses payable to a third party within ten days after notice thereof, then the Secured Party may immediately and without further notice pay such Secured Party Expenses on Debtor’s behalf. All such expenses shall become a part of the Obligations and, at the Secured Party’s option, will (i) be payable on demand, (ii) be added to the balance of a Note and be apportioned among and be payable with any installment payments to become due during the remaining term of that Note, or (iii) be added to the balance of a Note and treated as a balloon payment which will be due and payable at that Note’s maturity. This Agreement shall secure payment of the Secured Party Expenses and, in the event Borrower fails to pay any Secured Party Expenses after demand as described above, Debtor shall also pay to the Secured Party interest thereon at the default Rate (as provided in a Note).

6.10 Reliance by the Secured Party; Representations Cumulative. Each representation, warranty and agreement contained in this Agreement shall be conclusively presumed to have been relied on by the Secured Party regardless of any investigation made or information possessed by the Secured Party. The representations, warranties and agreements set forth herein shall be cumulative and in addition to any and all other representations, warranties and agreements which Debtor shall now or hereafter give, or cause to be given, to the Secured Party.

6.11 Permitted Actions with Respect to the Collateral. Debtor hereby makes, constitutes and appoints the Secured Party (and any of the Secured Party’s designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of the Secured Party, as the Secured Party may determine, without notice to Debtor and at Debtor’s expense (provided, however, that the actions in paragraphs (c) through (h) below may be taken only if an Event of Default has occurred and is continuing):

(a) verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telecopy or otherwise;

(b) notify all account debtors that Debtor’s accounts have been assigned to the Secured Party and that the Secured Party has security interests therein;

(c) direct all account debtors to make payment on all Debtor’s accounts directly to the Secured Party and forward invoices directly to such account debtors;

(d) take control in any manner of any cash or non-cash items of payment or proceeds of Debtor’s accounts;

(e) notify the United States Postal Service to change the address for delivery of mail addressed to Debtor to such address as the Secured Party may designate;

(f) have access to any lockbox or postal boxes into which Debtor’s mail is deposited and receive, open and dispose of all mail addressed to Debtor;

(g) enforce payment of and collect Debtor’s accounts, by legal proceedings or otherwise, and for such purpose the Secured Party may (i) demand payment of any accounts or direct any account debtors to make payment of any accounts directly to the Secured Party, (ii) receive and collect all monies due or to become due to Debtor, (iii) exercise all of Debtor’s rights and remedies with respect to the collection of any accounts, (iv) settle, adjust, compromise, extend, renew, discharge or release any accounts, (v) sell or assign any accounts on such terms, for such amount and at such times as the Secured Party deems advisable, (vi) prepare, file and sign Debtor’s name or names on any proof of claim or similar document in any proceeding under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor, (vii) prepare, file and sign Debtor’s name on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral, (viii) sign Debtor’s name on verifications of accounts and notices thereof sent by account debtors to Debtor and (ix) take all other actions necessary or desirable to protect Debtor’s or the Secured Party’s interest in the Collateral; and

(h) endorse Debtor’s name on any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements or upon any checks or other media of payment or evidences of a security interest that may come into the Secured Party’s possession.

Debtor hereby ratifies and approves all acts of said attorneys-in-fact and agrees that said attorneys-in fact shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except gross negligence or willful misconduct. Debtor agrees that this power of attorney, being coupled with an interest, is irrevocable. Debtor agrees to assist the Secured Party in the collection and enforcement of Debtor’s accounts and not to hinder, delay or impede the Secured Party with respect to the Secured Party’s collection or enforcement efforts.

6.12 Certain Costs and Expenses.

(a) Debtor agrees to pay on demand all costs and expenses incurred by the Secured Party in connection with its security interest in the Collateral, including, but not limited to, the following (all of which shall be included as Secured Party Expenses):

(i) all reasonable out-of-pocket costs and expenses in connection with the post-Effective Date preparation, review, negotiation, execution, delivery and/or administration of this Agreement, the Collateral Assignment, the DACAs, the Existing Residuals Security Documents, the Future Residuals Security Documents and any documents to be delivered in connection herewith or therewith (collectively, the “Security Documents”), or any amendments, extensions and/or increases thereto (including, without limitation, attorney’s fees and expenses, and the cost of appraisals and reappraisals of the Collateral), and the cost of periodic lien searches and tax clearance certificates, as the Secured Party deems advisable;

(ii) all losses, and reasonable out-of-pocket costs and expenses in connection with the enforcement, protection and preservation of the Secured Party’s rights or remedies under the Security Documents or any other Transaction Document, or in connection with legal advice relating to the rights or responsibilities of the Secured Party (including, without limitation court costs, attorney’s fees and expenses of accountants and appraisers); and

(iii) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Transaction Documents.

(b) In the event Debtor shall fail to pay any taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligation under the Security Documents or any other Transaction Document, the Secured Party, in its discretion, may make expenditures for such purposes and the same shall be included as Secured Party Expenses.

7. Events of Default. The occurrence of any Event of Default under any Note, after the expiration of any applicable grace or cure period, shall constitute an “Event of Default” by Debtor under this Agreement.

8. Rights and Remedies.

8.1 Rights and Remedies of the Secured Party.

(a) Upon the occurrence and during the continuance of an Event of Default, without notice of election and without demand, the Secured Party may cause any one or more of the following to occur, all of which are authorized by Debtor:

(i) The Secured Party may make such payments and do such acts as it considers necessary or reasonable to protect its security interests in the Collateral. Debtor agrees to assemble and make available the Collateral if the Secured Party so requires.

(ii) Debtor authorizes the Secured Party to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part thereof, and pay, purchase, contest or compromise any encumbrance, claim, right or lien which, in the opinion of the Secured Party, appears to be prior or superior to its security interest in violation of this Agreement, and to pay all expenses incurred in connection therewith.

(iii) The Secured Party shall be automatically deemed to be granted a license or other right to use, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, and any other property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.

(iv) The Secured Party may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral.

(v) The Secured Party may sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as is commercially reasonable (it not being necessary that the Collateral be present at any such sale).

(vi) The Secured Party shall be entitled to give notice of the disposition of the Collateral as follows: (A) the Secured Party shall give Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made, (B) the notice shall be personally delivered or mailed, postage prepaid, to Debtor at least ten calendar days before the date fixed for the sale, or at least ten calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value and (C) if the sale is to be a public sale, the Secured Party shall also give notice of the time and place by publishing a notice at least twice, the first at least 20 calendar days before the date of the sale, in a newspaper of general circulation, if one exists, in the county in which the sale is to be held.

(vii) The Secured Party may credit bid and purchase all or any portion of the Collateral at any public sale.

(viii) To the extent permitted by applicable law, the Secured Party shall have the following rights and remedies regarding the appointment of a receiver: (i) the Secured Party may have a receiver appointed as a matter of right, (ii) the receiver may be an employee of the Secured Party and may serve without bond and (iii) all fees of the receiver and his or her attorney shall be Secured Party Expenses become part of the Obligations and shall be payable on demand, with interest at the Rate specified in the Notes from the date of expenditure until repaid.

(ix) The Secured Party, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral (including the Residuals).

(x) The Secured Party may at any time, in its reasonable discretion, transfer any Collateral (including the Residuals) into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as the Secured Party may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, Residuals or similar property, the Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as the Secured Party may determine. For these purposes, the Secured Party may, on behalf of and in the name of Debtor, receive, open and dispose of mail addressed to Debtor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral (including the Residuals). To facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral (including the Residuals) to make payments directly to the Secured Party.

(b) The Secured Party may deduct from the proceeds of any sale of the Collateral all Secured Party Expenses incurred in connection with the enforcement and exercise of any of the rights and remedies of the Secured Party provided for herein, irrespective of whether suit is commenced. If such deduction does not occur (in the Secured Party’s reasonable discretion), upon demand, Debtor shall pay all of such Secured Party Expenses. Any deficiency which exists after disposition of the Collateral as provided herein will be paid immediately by Debtor, and any excess that exists will be returned, without interest and subject to the rights of third parties, to Debtor by the Secured Party.

8.2 Rights and Remedies Cumulative. The rights and remedies of the Secured Party under this Agreement and any other agreements and documents delivered and/or executed in connection with the Obligations shall be cumulative. The Secured Party shall also have all other rights and remedies not inconsistent herewith as are provided under applicable law, or in equity. No exercise by the Secured Party of any one right or remedy shall be deemed an election, and no delay by the Secured Party shall constitute a waiver, election or acquiescence.

9. Additional Waivers. The Secured Party shall not in any way or manner be liable or responsible for (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. If the Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Secured Party takes such action for that purpose as Debtor shall request or as the Secured Party, in the Secured Party’s reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Debtor shall not of itself be deemed to be a failure to exercise reasonable care. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve, or maintain any security interest given to secure the Obligations.

10. Notices. All notices or demands by either party relating to this Agreement shall be made in writing as provided in Section 8(f) of the Note Purchase Agreement.

11. Choice of Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the State of California as applied to contracts made and to be fully performed in such state, without regard to the conflicts of laws provisions thereof, except to the extent that the validity, perfection or enforcement of a security interest hereunder in respect of any Collateral is governed by the laws of the State of Texas, in which case such laws shall govern.

12. Waiver of Jury Trial. THE PARTIES EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

13. General Provisions.

13.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Debtor and the Secured Party.

13.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the successors and permitted endorsees, transferees and assigns of the Secured Party. Debtor shall not assign this Agreement or any rights or obligations hereunder, and any such assignment shall be absolutely void.

13.3 Section Headings. Section headings are for convenience only.

13.4 Interpretation. No uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or Debtor, whether under any rule of construction or otherwise. This Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

13.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.6 Entire Agreement; Amendments. This Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and supercede all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by Debtor and the Secured Party.

13.7 Good Faith. The parties intend and agree that their respective rights, duties, powers, liabilities and obligations shall be performed, carried out, discharged and exercised reasonably and in good faith.

13.8 Waiver and Consent. The Secured Party shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of the Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by the Secured Party, nor any course of dealing between the Secured Party and Debtor, shall constitute a waiver of any of the Secured Party’s rights or of any of Debtor’s obligations as to any future transactions. Whenever the consent of the Secured Party is required under this Agreement, the granting of such consent by the Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the reasonable discretion of the Secured Party.

13.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons on the date first written above.

The Debtor:

CALPIAN, INC.

By:	/s/ Harold Montgomery, Chief Executive Officer

By:	/s/ Harold Montgomery, Secretary

The Secured Party:

HD SPECIAL-SITUATIONS II, LP

By:	Hunting Dog Capital II, LLC
Its:	General Partner

By:	/s/ Todd Blankfort, Managing Member

EXHIBIT 1

Permitted Liens

Subject to subordination agreements executed in favor of the Secured Party, indebtedness incurred by the Company under the $1,550,000 in aggregate principal amount of SECURED SUBORDINATED PROMISSORY NOTE(S) issued pursuant to the $3 Million Subordinated Debt Offering and the $2 Million Subordinated Debt Offering, each with an initial closing of December 31, 2010, is secured as follows:

“…first priority lien and security interest in, to and under all of the following assets of the Company (collectively, the “Collateral”):

(a) all accounts, accounts receivable, contract rights, general intangibles, chattel paper, notes, drafts, acceptances, and all other debts, obligations and liabilities in whatever form owing to Company from any person, firm, corporation or other legal entity whether now existing or hereafter arising or acquired;

(b) all now owned or hereafter acquired and wherever located goods, merchandise and other personal property which are held for sale or lease or to be furnished under contracts of service or held as raw materials, work in process or finished goods and supplies or materials used or consumed in Company’s business or used in connection with the manufacture, packing, shipping, advertising or furnishing of such goods;

(c) all now existing or hereafter acquired machinery, equipment, furniture and fixtures, including spare parts, replacements, substitutions, additions or accessions thereto, wherever located;

(d) all documents, policies and certificates of insurance and chooses in action, whether now or hereafter existing;

(e) all instruments, securities and cash owned by Company or in which Company has an interest, which now or hereafter are at any time in possession or control of Lender or in transit by mail or carrier to or from Lender or in the possession of any third party acting on Lender’s behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender has conditionally released the same;

(f) all books, records, ledger sheets and other records relating to the foregoing;

(g) all customer lists, purchase orders, contract rights, trademarks, trade names, copyrights, patents, processes, and all applications therefor, know-how, trade secrets, confidential information, goodwill, assumed names, and all other intellectual property; and

(h) all proceeds, products, offspring, rents and profits of the foregoing, including, without limitation, proceeds of insurance.”

EXHIBIT 2

Location of Principal Place of Business and Collateral

Principal Place of Business:

500 N. Akard, Suite 2850

Dallas, TX 75201

Location of Collateral:

500 N. Akard, Suite 2850

Dallas, TX 75201